UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 7, 2011

Vail Resorts, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-09614	51-0291762
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 404-1800

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 7, 2011, Vail Resorts, Inc. (the “Company”) appointed Jeffrey W. Jones, Blaise T. Carrig and John McD. Garnsey, three of its current executive officers, as Co-Presidents of the Company.  Mr. Jones will continue to serve as the Company’s Chief Financial Officer.  More information on these executive officers is described below

Jeffrey W. Jones.  Mr. Jones, age 49, previously served as both Senior Executive Vice President and Chief Financial Officer from February 2006 until June 2011.  Mr. Jones joined the Company in September 2003 and was appointed Senior Vice President and Chief Financial Officer of the Company in November 2003.  From 1999 to 2003, Mr. Jones served as Executive Vice President and Chief Financial Officer of Clark Retail Enterprises, Inc. in Chicago, Illinois.  From June 1998 to June 1999, Mr. Jones was Chief Financial Officer and Treasurer of Lids Corporation in Boston, Massachusetts.  Mr. Jones is a member of the American Institute of Certified Public Accountants and a director of the Denver Metro Chamber of Commerce.

Mr. Jones was appointed a director of the Company in June 2008.  The Nominating & Governance Committee of the Board has determined that Mr. Jones’ extensive finance, accounting and management experience, together with his extensive industry and Company knowledge, qualify him to serve on the Board.

Blaise T. Carrig.  Mr. Carrig, age 60, previously served as Co-President, Mountain Division from April 2010 until June 2011.  From September 2008 to April 2010, Mr. Carrig was Co-President, Mountain Division and Chief Operating Officer of Heavenly Mountain Resort.  He was previously appointed Executive Vice President, Mountain Division and Chief Operating Officer of Heavenly Mountain Resort in January 2008.  Mr. Carrig joined the Company as Senior Vice President and Chief Operating Officer of Heavenly Mountain Resort in September 2002.  Mr. Carrig was President and Managing Director of The Canyons, a ski and snowboard resort, in Park City, Utah from July 1997 through August 2002 and, from 1976 to 1997, was employed at Sugarbush Resort in Warren, Vermont.  At Sugarbush, he held various management positions in Mountain Operations, ultimately serving as the Managing Director of the resort.

In connection with Mr. Carrig’s previous employment agreement, Heavenly Valley Limited Partnership (Heavenly LP) entered into an Addendum with Mr. Carrig, dated September 1, 2002, in which Heavenly LP agreed to invest up to $600,000, but not to exceed 50% of the purchase price, for the purchase of a residence for Mr. Carrig and his family in the greater Lake Tahoe area of California.  Heavenly LP contributed $449,500 toward the purchase price of the residence and thereby obtained an approximate 50% undivided ownership interest in such residence.  This Addendum is incorporated into the October 2008 employment agreement with Mr. Carrig.  In October 2009, Mr. Carrig purchased Heavenly LP’s interest in his home for $449,500, a price supported by an independent, third party appraisal and approved by the Audit Committee of the Board in accordance with the Company’s Related Party Transactions Policy.

John McD. Garnsey.  Mr. Garnsey, age 60, previously served as Co-President, Mountain Division from April 2010 until June 2011.  From September 2008 to April 2010, Mr. Garnsey was Co-President, Mountain Division and Chief Operating Officer of Beaver Creek.  He was previously appointed Executive Vice President, Mountain Division and Chief Operating Officer of Beaver Creek in January 2008.  Mr. Garnsey joined the Company as Senior Vice President and Chief Operating Officer of Beaver Creek in May 1999.  Mr. Garnsey served as President of the Vail Valley Foundation from 1991 through April 1999 and as Vice President from 1983 to 1991.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On June 7, 2011, the Company's Board of Directors (the “Board”) amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”), which became effective immediately.  The amendments to the Bylaws are described below.

Special Meetings of Stockholders.  The Bylaws were amended to add Section 9(b), which provides (1) that only business brought before a special meeting pursuant to the Company’s notice of meeting may be conducted at a special meeting of stockholders, and (2) director candidates may be nominated for consideration at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (i) by the Board or (ii) by stockholders who comply with the requirements set forth in Section 9(b) provided that the Board has determined that directors will be elected at such meeting.

Remote Communication/Electronic Transmission.  The Bylaws were amended to expressly permit:  (1) notice of a stockholders’ meeting by electronic transmission (Section 4); (2) submission of a proxy in any form permitted by law, including by means of electronic transmission (Section 7); (3) Board or committee action without a meeting by means of electronic transmission (Section 22); (4) waiver of notice by means of electronic transmission (Section 24); and (5) resignation by a director in writing or by electronic transmission (Section 14).

Quorum.  Section 6 of the Bylaws was amended to (1) provide that a stockholders’ meeting may be adjourned by the presiding officer or by a vote of the stockholders if a quorum is not present, and (2) allow stockholders at a meeting to continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if a quorum was initially present.

Voting.  Section 7 of the Bylaws was amended to (1) clarify the current voting standard for matters other than the election of directors, which is the affirmative vote of the holders of a majority of the voting power of the shares of common stock that have voted affirmatively or negatively on the matter, and (2) provide that votes may be cast by proxy in any form permitted by law instead of only by proxy dated not more than ninety calendar days prior to the date of the stockholders’ meeting.  Section 12 of the Bylaws was amended to clarify that the voting standard for director elections is based on more votes cast “for” than “against” a director nominee.

Advance Notice Bylaw.  The advance notice provisions in the Bylaws were expanded by:

o	clarifying that a stockholder may only make nominations or propose business if such nomination or business is brought before the annual meeting in accordance with Section 9(a);

o
specifying that the notice a stockholder must give in order to bring nominations or other business before an annual meeting must set forth certain information about each person whom the stockholder proposes to nominate, certain information about any other business that the stockholder proposes to bring before the meeting, and certain information about the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the business is proposed;

o
allowing the Company to require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine eligibility, including information relevant to an independence determination;

o	provide a nominations process if the size of the Board is expanded in certain circumstances;

o
specifying an advance notice period of between 120 days prior to the meeting and the later of the 90th day prior to the meeting or the 10th day following the day on which public announcement of the meeting is first made for nominations and business to be proposed at special meetings of stockholders;

o	defining certain terms, including which shares are “beneficially owned” and the term “qualified representative,” as used in Section 9; and

o
stating that the nomination or proposed business will not be transacted if the stockholder does not provide the required information required or if the stockholder (or his or her qualified representative) fails to appear at the meeting.

Directors.  Section 11 of the Bylaws was amended to delete the statement that a director has no duty to disclose any business opportunity such director is offered or becomes aware of in a capacity other than as a director of the Company.  In addition, former Section 43 of the Bylaws was deleted.  It concerned interested director transactions and was substantially duplicative of but not identical to Delaware General Corporation Law Section 144, which will now apply by default.

Indemnification.  Section 37 of the Bylaws was amended to:

o	provide that the Company shall indemnify an Indemnitee in connection with a proceeding, or part thereof, initiated by such person only if it was authorized or ratified by the Board;

o	specify procedures for the submission of a request for indemnification and the process for determining entitlement of an Indemnitee to indemnification;

o	specify procedures for requesting an advancement of expenses;

o	explicitly provide Indemnitees with a right to sue to enforce their indemnification rights;

o	specify that indemnification and advancement of expenses provided by the Bylaws shall not be exclusive of any other indemnification and advancement rights to which Indemnitees may be entitled; and

o	permit the Company, by Board action, to grant rights to indemnification and advancement of expenses to agents on a case-by-case basis.

The amendments to the Bylaws also revised and/or clarified several additional provisions, including amendments addressing Board procedures, insurance contracts, waivers of notices of meetings, spelling and grammatical errors, the use of defined terms, inconsistencies between the Bylaws and the Company’s Restated Certificate of Incorporation and inconsistencies and redundancies between the Bylaws and the Delaware General Corporation Law.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

A list of exhibits furnished herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         VAIL RESORTS, INC.

Date: June 10, 2011                                                      By:            /s/ Fiona E. Arnold
         Fiona E. Arnold
         Senior Vice President and
         General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Vail Resorts, Inc.